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                                                                 EXHIBIT B10(ii)

                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Post Effective Amendment No. 6 to the Registration Statement on Form N-4 of AGA Separate Account A, formerly WNL Separate Account A, File No. 33-86464) of our reports dated February 5, 1997 and February 20, 1997 on our audits of the financial statements and financial statement schedule of Western National Life Insurance Company and WNL Separate Account A, respectively. We also consent to the reference to our firm under the caption "Independent Auditors".

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
September 29, 1998